KENTUCKY ELECTRIC STEEL, INC.

SPLIT DOLLAR INSURANCE AGREEMENT

	THIS AGREEMENT made on the 1st day of September, 1998, by and between Kentucky Electric Steel, Inc., a corporation (hereinafter called the
"Company") and ____________________, (hereinafter called the "executive").

WITNESSETH

	WHEREAS, ___________________ is a valuable and experienced Executive of the Company; and

	WHEREAS, the Company whishes to set up a split-dollar arrangement in order to provide insurance protection for Executive's benefit; and

	WHEREAS, in furtherance of the relationship of the Company and Executive, the Company desires to enter into an agreement with respect to the payment of premiums of any policy(s) purchased under the terms of this Agreement in order to provide such insurance protection;

	NOW THEREFORE, the parties mutually agree as follows:

1. OWNERSHIP AND PURCHASE OF INSURANCE: The Company owns a life insurance policy issued by Pacific Life (the "Insurer"), policy number
_____________, on Executive's life. The parties hereto agree that any policy purchased under the terms of this Agreement shall be subject to the terms and conditions of this Agreement and of the endorsement filed with the Insurer relating to the policy.

2. BENEFICIARY PROVISION. The beneficiary provisions of any policy purchased under the terms of this Agreement shall provide that, upon Executive's death, the total combined proceeds shall be paid as follows:

A. An amount equal to $_____________ to the beneficiaries designated by Executive in the manner and in the amounts provided in the beneficiary designation provision of any policy purchased under the terms of this Agreement. Executive shall have the absolute right during the terms of this Agreement to designate beneficiaries for the above portion of the death benefit provided under any policy purchased under the terms of this Agreement. The parties agree that the beneficiary designation provision of any policy purchased under the terms of this Agreement shall conform to the provisions of this Agreement.

B. To the Company, the portion of the proceeds in excess of $________________.

3. OWNERSHIP. Except for Executive's right to designate or change the beneficiary of any policy purchased under the terms of this Agreement as to the amount provided in paragraph 2.A hereof, the Company shall be the sole and absolute owner of the policy, and may exercise all other ownership rights granted to the owner by the terms of the policy.
4. DIVIDENDS. Any policy purchased under the terms of this Agreement shall provide that dividends are to be applied to purchase additional, paid-up insurance on Executive's life. The parties hereto agree that the dividend election provision of the policy shall conform to the provisions of this Agreement.

5. PREMIUMS. Premiums on any policy purchased under the terms of this Agreement shall be paid by the Company as they become due. The
Company shall furnish Executive a statement of the amount of income reportable by Executive for Executive's federal and state income tax purposes as a result of its payment of the premiums.

6. TERMINATION OF AGREEMENT. Either party hereto, with or without the consent of the other, may terminate this Agreement by giving notice of termination in writing. This Agreement shall terminate, without notice, upon the first to occur of the following: (a) the total cessation of the business of the Company; (b) the bankruptcy, receivership or dissolution of the Company; or (c) the termination of Executive's employment for any reason other than death. Subject to the provision of this section, upon termination of the Agreement, the Company shall have the right to surrender or cancel any policy(s) purchased under the terms of this Agreement and retain proceeds hereof.

7. AMENDMENTS. Amendments may be made to this Agreement by a written agreement signed by each of the parties and attached hereto.
Additional policies of insurance on Executive's life may be purchased under this Agreement by amendment to paragraph 1 hereof.

8. LIMITATION OF RIGHTS. This Agreement shall not give Executive any right or claim except to the extent that such right is specifically fixed under the terms of the Agreement. This Agreement shall not be construed to give Executive a right to be continued in the employ of the Company or as interfering with the right of the Company to terminate Executive's employment at any time.

9. EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Executive and his respective successors, assigns, heirs, executors, administrators and beneficiaries.

10. GOVERNING LAW. This Agreement shall be governed and constructed in accordance with the laws of the Commonwealth of Kentucky.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



ATTEST: 				      KENTUCKY ELECTRIC STEEL, INC.

_____________________	            By:__________________________
Secretary


_____________________	            By:__________________________
Witness


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Kentucky Electric Steel, Inc.
Supplemental Schedule for Exhibit 10.20
Split Dollar Insurance Agreement









Life
Insurance
Pre-
retirement
Name
Title
Policy
Number
Death
Benefit
Charles C.
Hanebuth
President and Chief
Executive Officer
1A22856570
$2,040,000.
00
William J.
Jessie
Vice President and Chief
Financial Officer
1A22856560
$1,000,000.
00
Joseph E.
Harrison
Vice President, Sales and
Marketing
1A22856540
$860,000.00
William H. Gerak
Vice President,
Administration
1A22856530
$830,000.00